Exhibit 2
NIS GROUP CO., LTD. (8571)
Monthly Data for November 2006
The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,889,338	245,294,890	244,854,154

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768	75,217	74,541
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132	41,972	41,709
Business assist (Small business owner loans)	24,485	24,337	24,159	24,025	23,907	23,198	22,944	22,725
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336	16,318	16,258
Secured loans	701	723	753	758	778	779	801	804
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819	1,909	1,922
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636	33,245	32,832
Smart assist (Wide loans)	27,321	26,976	26,592	26,164	25,763	25,014	24,614	24,232
First plan (Consumer loans)	9,378	9,459	9,504	9,414	9,364	8,622	8,631	8,600
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835	260,113,778	259,104,291
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536	221,755,652	221,358,344
Business assist (Small business owner loans)	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224	63,309,912	62,151,655
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988	25,024,242	25,032,467
Secured loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120	131,577,997	132,238,475
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202	1,843,499	1,935,746
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298	38,358,126	37,745,946
Smart assist (Wide loans)	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650	35,663,401	35,080,081
First plan (Consumer loans)	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648	2,694,724	2,665,865

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installments	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509	10,981,486	11,018,843	10,827,398

*	Assets held for leases and installments are mainly assets of NIS Lease Co., Ltd.

*	Installments represent the amounts of total installments less the amounts of unrealized revenue from installments.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale in loan servicing	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628	46,174,637	47,152,548

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Main Guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,909,000	12,520,000	12,668,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000	7,564,000	7,539,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000	2,462,000	2,324,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000	1,518,000	1,742,000	1,964,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,298,000	750,000	839,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

*	Starting from October 2006, the amounts for accounts receivable guaranteed do not include the last day of the guarantee contract period at the end of the month.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Business Assist (Small business owner loans)
Applications	1,277	1,436	1,328	1,513	1,584	1,401	1,456	1,316					11,311
Approvals	252	270	288	270	291	219	249	214					2,053
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%	17.10%	16.26%					18.15%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251	1,175	1,133	1,092					9,923
Approvals	1,018	925	866	838	766	765	608	596					6,382
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%	53.66%	54.58%					64.32%
Secured loans
Applications	167	162	164	194	265	234	216	203					1,605
Approvals	57	55	64	39	66	52	68	55					456
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%	31.48%	27.09%					28.41%
Notes receivable
Applications	42	71	79	63	41	65	41	41					443
Approvals	33	50	56	23	31	42	26	30					291
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%	63.41%	73.17%					65.69%
Smart Assist (Wide loans)
Applications	4,485	5,896	4,099	3,982	4,783	3,513	4,405	4,160					35,323
Approvals	259	274	259	213	228	186	228	208					1,855
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%	5.18%	5.00%					5.25%
First Plan (Consumer loans)
Applications	1,305	2,029	2,321	2,379	2,023	2,166	2,811	2,200					17,234
Approvals	349	355	349	305	181	196	206	178					2,119
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%	7.33%	8.09%					12.30%

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely and First Plan (Consumer loans) includes the number of approved cardholders, which includes credit lines with zero balance.

*	Product names were changed from October 1, 2006.

Newly Contracted Accounts and Loan Amounts by Application Channel

November 2005	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	62	266,350	246	258,846	—	—	2	2,590	—	—	26	6,730	336	534,516
Other	272	1,524,100	351	415,948	38	15,409,499	20	18,657	323	829,940	367	102,039	1,371	18,300,184

Total	334	1,790,450	597	674,795	38	15,409,499	22	21,247	323	829,940	393	108,769	1,707	18,834,701

November 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	32	170,260	102	118,758	—	—	2	4,000	—	—	13	3,511	149	296,529
Other	182	1,390,670	231	296,929	55	24,510,673	28	56,747	208	676,300	134	40,199	838	26,971,519

Total	214	1,560,930	333	415,687	55	24,510,673	30	60,747	208	676,300	147	43,710	987	27,268,048

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

November 2005	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	1,798	5,613,531	5,445	9,007,792	11	79,049	3	5,590	11	21,378	1,213	376,779	8,481	15,104,122
Other	21,414	53,917,166	12,257	15,586,896	447	50,054,220	87	122,834	29,042	43,276,342	8,359	2,673,712	71,606	165,631,173

Total	23,212	59,530,698	17,702	24,594,689	458	50,133,270	90	128,424	29,053	43,297,721	9,572	3,050,491	80,087	180,735,296

November 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	1,796	5,040,402	5,588	10,344,136	14	76,310	3	7,285	10	17,687	1,046	290,693	8,457	15,776,516
Other	18,417	46,698,125	10,670	14,688,331	666	125,806,511	120	189,200	24,222	35,062,393	7,554	2,375,172	61,649	224,819,734

Total	20,213	51,738,528	16,258	25,032,467	680	125,882,821	123	196,486	24,232	35,080,081	8,600	2,665,865	70,106	240,596,250

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, £Énc. and Chuo Mitsui Finance Service Co., Ltd.

*	Product names were changed from October 1, 2006.

Delinquent Loans by Default Days as of November 30, 2004, 2005 and 2006

November 30, 2004	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	560,829	0.97	361,852	0.63	2,033,382	3.52	2,956,065	5.11	57,798,523
Business Timely loans	227,223	1.14	173,315	0.87	160,483	0.80	561,022	2.81	19,987,015
Secured loans	1,416,101	10.75	66,678	0.51	91,993	0.70	1,574,773	11.95	13,174,833
Notes receivable	2,000	1.17	4,721	2.75	15,734	9.17	22,456	13.08	171,642
Smart Assist (Wide loans)	418,313	0.82	313,751	0.61	1,517,367	2.96	2,249,432	4.39	51,186,417
First Plan (Consumer loans)	35,601	1.35	21,144	0.80	18,999	0.72	75,745	2.88	2,631,302

Total	2,660,069	1.84	941,464	0.65	3,837,961	2.65	7,439,495	5.13	144,949,734

November 30, 2005	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	562,313	0.94	490,994	0.82	2,136,070	3.59	3,189,378	5.36	59,530,698
Business Timely loans	285,051	1.16	209,595	0.85	150,790	0.61	645,437	2.62	24,594,689
Secured loans	11,668	0.02	1,793	0.00	131,932	0.26	145,393	0.29	50,133,270
Notes receivable	—	—	—	—	19,236	14.98	19,236	14.98	128,424
Smart Assist (Wide loans)	379,870	0.88	218,256	0.50	1,134,754	2.62	1,732,881	4.00	43,297,721
First Plan (Consumer loans)	54,847	1.80	37,558	1.23	23,417	0.77	115,823	3.80	3,050,491

Total	1,293,751	0.72	958,197	0.53	3,596,201	1.99	5,848,151	3.24	180,735,296

November 30, 2006	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	894,121	1.73	632,864	1.22	3,507,788	6.78	5,034,774	9.73	51,738,528
Business Timely loans	461,187	1.84	352,240	1.41	243,982	0.97	1,057,410	4.22	25,032,467
Secured loans	18,930	0.02	2,695	0.00	978,583	0.78	1,000,209	0.79	125,882,821
Notes receivable	10,000	5.09	—	—	32,469	16.53	42,469	21.61	196,486
Smart Assist (Wide loans)	566,993	1.62	312,568	0.89	1,161,074	3.31	2,040,636	5.82	35,080,081
First Plan (Consumer loans)	79,529	2.98	54,760	2.05	45,296	1.70	179,586	6.74	2,665,865

Total	2,030,763	0.84	1,355,129	0.56	5,969,194	2.48	9,355,087	3.89	240,596,250

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender				(amount in millions of yen)
	November 2005		November 2006		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Indirect	111,484	66.79%	173,427	67.60%	131,521	62.03%
Bank	97,114	58.18%	101,125	39.42%	112,946	53.27%
Non-life insurance companies	1,754	1.05%	2,390	0.93%	1,981	0.93%
Other financial institutions	12,615	7.56%	69,911	27.25%	16,592	7.83%

Direct	55,445	33.21%	83,126	32.40%	80,491	37.97%

Total	166,929	100.00%	256,553	100.00%	212,013	100.00%

Borrowings by maturity					(amount in millions of yen)
	November 2005		November 2006		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Short-term loan	28,087	16.83%	93,792	36.56%	49,700	23.44%
Long-term loan	138,842	83.17%	162,761	63.44%	162,313	76.56%
Long-term loan within 1 year	57,845	34.65%	64,364	25.09%	59,603	28.11%
Long-term loan over 1 year	80,997	48.52%	98,396	38.35%	102,710	48.45%

Total	166,929	100.00%	256,553	100.00%	212,013	100.00%

Borrowing rates			(%)
	November 2005	November 2006	Mach 2006
Indirect	1.65	1.53	1.46
Bank	1.62	1.53	1.45
Non-life insurance companies	2.07	1.60	1.84
Other financial institutions	1.79	1.53	1.46

Direct	0.91	1.08	0.90

Total	1.40	1.38	1.28

*	Figures are on a non-consolidated basis, and exclude business results of consolidated subsidiaries.

List of Main Investment Securities Held by Group Companies

						As of November 30, 2006 (amount in yen)
			Book value		Market price
Listed Companies	Code	# of shares	per share	Book value	per share	Market value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	267	3,280,201,800	823,121,800
IDU Co.	8922	5,200	198,758	1,033,544,000	245,000	1,274,000,000	240,456,000
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	363,000	181,500,000	172,897,572
Tosei Corporation	8923	1,500	82,176	123,264,000	132,000	198,000,000	74,736,000
Info Mart Corporation	2492	165	119,894	19,782,566	399,000	65,835,000	46,052,434
The Tokushima Bank Ltd.	8561	122,971	592	72,895,869	724	89,031,004	16,135,135
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,775	30,707,500	6,470,200
Riskmonster. com	3768	2,500	117,847	294,619,450	120,000	300,000,000	5,380,550
Gamepot Inc.	3792	30	24,335	730,050	175,000	5,250,000	4,519,950
SOFTBANK CORP.	9984	400	2,445	978,000	2,425	970,000	(8,000)
The Bank of Kochi, Ltd.	8416	60,000	258	15,480,000	233	13,980,000	(1,500,000)
MOC Corporation	2363	800	39,000	31,200,000	36,200	28,960,000	(2,240,000)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	686	68,600,000	(5,339,500)
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	122,000	60,512,000	(7,312,245)
Aeria Inc.	3758	90	501,866	45,168,000	306,000	27,540,000	(17,628,000)
KOSAIDO Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	612	1,154,844,000	(845,376,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	236	1,716,900,000	(1,195,874,646)
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	46,200	5,299,925,400	(1,959,548,857)
Others		30,922		12,036,739		21,983,090	9,946,351

Total				16,453,851,050		13,818,739,794	(2,635,111,256)

Non-listed Companies and Others				Book value
169 companies				10,381,309,422

*	Deemed securities are included.